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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ---------------------

                                       FORM 8-A

             FOR REGISTRATION OF SECURITIES OF CERTAIN SUCCESSOR ISSUERS
                    FILED PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   TDS CAPITAL II
         (Exact name of Registrant as specified in its Certificate of Trust)

      DELAWARE                                            36-7208942
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 c/o Telephone and Data Systems, Inc.
       30 North LaSalle Street
       Chicago, Illinois                                   60602
(Address of principal executive offices)                 (Zip Code)

                           TELEPHONE AND DATA SYSTEMS, INC.
                    (Exact name of registrant as specified in its
                        Articles of Incorporation, as amended)

            IOWA                                         36-2669023
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

       30 North LaSalle Street
       Chicago, Illinois                                    60602
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class              Name of each exchange on which
     to be so registered              each class to be registered
     -------------------              ------------------------------------

     TDS Capital II _____%            The American Stock Exchange, Inc.
     Preferred Securities
(and the Guarantee with respect thereto)

          Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
                                   (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

DESCRIPTION OF SECURITIES


ITEM 1.   Description of Registrants' Securities to be Registered

The securities to be registered hereby are       % Preferred Securities (the
"Preferred Securities"), of TDS Capital II, a Delaware statutory business trust. The Preferred Securities represent undivided beneficial interests in the assets of TDS Capital II and are guaranteed by Telephone and Data Systems, Inc., an Iowa corporation, to the extent set forth in the form of the Preferred Securities Guarantee Agreement by Telephone and Data Systems, Inc. to The First National Bank of Chicago, as Guarantee Trustee. The form of Preferred Securities Guarantee is included as Exhibit 4.4 to the Registration Statement on Form S-3 (the "Registration Statement") of Telephone and Data Systems, Inc., TDS Capital I, TDS Capital II and TDS Capital III (Registration No. 333-38355) filed with the Securities and Exchange Commission on October 21, 1997 and declared effective on October 29, 1997. The particular terms of the Preferred Securities and the Preferred Securities Guarantee are described in the Prospectus which forms a part of the Registration Statement. The Prospectus and the form of Preferred Securities Guarantee are incorporated by reference herein as set forth in Item 2 below.


EXHIBIT SCHEDULES

ITEM 2.   Exhibits

The Preferred Securities described herein are to be registered on the American Stock Exchange, Inc., on which no other securities of TDS Capital II are registered. Accordingly, the following Exhibits required in accordance with
Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the American Stock Exchange, Inc. Each Exhibit was previously filed with the Securities and Exchange Commission and is incorporated herein by reference.


     1. The form of Prospectus Supplement and the Prospectus pertaining to the offer and sale of the Preferred Securities (filed pursuant to Rule 424
          (b) (2) of the Securities Act of 1933, as amended)

     2. Form of Certificate of Trust for TDS Capital II (filed as exhibit 4.1 to the Registration Statement)

     3. Form of Declaration of Trust for TDS Capital II (filed as exhibit 4.2 to the Registration Statement)

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     4.   Form of Amended and Restated Declaration of Trust for TDS Capital II
          (filed as exhibit 4.3 to the Registration Statement)

     5. Form of Preferred Securities Guarantee Agreement by TDS and The First National Bank of Chicago, as Guaranty Trustee for the benefit of the holders of Trust Preferred Securities of TDS Capital II (filed as exhibit 4.4 to the Registration Statement)

     6. Form of Subordinated Indenture between TDS and The First National Bank of Chicago, as Trustee (including form of Subordinated Debenture) (filed as exhibit 4.5 to the Registration Statement)

     7. Form of Supplemental Indenture to be used in connection with the issuance of each series of Subordinated Debentures (filed as exhibit
          4.6 to the Registration Statement)

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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              TDS CAPITAL II

                              By:  Telephone and Data Systems, Inc. as
                                   Sponsor and Guarantor of Guarantee


                              By:  /s/ Murray L. Swanson
                                   ---------------------------------------------
                                   Murray L. Swanson
                                   Executive Vice President-Finance &
                                        Chief Financial Officer



                              TELEPHONE AND DATA SYSTEMS, INC.



                              By:  /s/ Murray L. Swanson
                                   ---------------------------------------------
                                   Murray L. Swanson
                                   Executive Vice President-Finance &
                                        Chief Financial Officer